UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2012

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard

Third Floor

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 14, 2012, ImmunoCellular Therapeutics, Ltd. (the “Company”) entered into a Patent License Agreement with The Trustees of the University of Pennsylvania (“UPENN”) under which it acquired an exclusive, world-wide license relating to patent technology for the production, use and cryopreservation of high-activity dendritic cell cancer vaccines, including ICT-107, the Company’s lead dentritic cell-based cancer vaccine candidate for the treatment of glioblastoma multiforme. The license covers the application of this technology to the development of therapeutics for all indications except breast cancer and ductal carcinoma in situ, and the term of the license will be until the later of the expiration or abandonment of the last patent included within the license and ten years after the first sale of a product using the licensed technology.

Pursuant to the License Agreement, the Company paid an upfront licensing fee and will be obligated to pay annual license maintenance fees. In addition, the Company has agreed to make payments upon completion of specified milestones and to pay royalties of a specified percentage on net sales, subject to a specified minimum royalty, and sublicensing fees.

ImmunoCellular Therapeutics, Ltd. issued a press release on February 21, 2012 regarding this Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2012	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Manish Singh, Ph.D.
Manish Singh, Ph.D. President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press release dated February 21, 2012.

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